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                                                                       Exhibit B

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                    SERIES B SENIOR CONVERTIBLE PARTICIPATING
                                 PREFERRED STOCK

                                       OF

                                  AVIALL, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

         THE UNDERSIGNED, being the President of Aviall, Inc., a Delaware corporation (the "Corporation"), does hereby certify that pursuant to the
                  -----------
authority contained in Article Fourth of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the
              ----------------------------
provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolution, which resolution remains in full force and effect on the date hereof:

         RESOLVED, that there is hereby established a series of authorized preferred stock, having a par value of $0.01 per share, which series shall be designated as "Series B Senior Convertible Participating Preferred Stock" (the "Bridge Preferred Stock"), consisting of 500,000 shares and having the following
 ----------------------
voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

1.       Certain Definitions.
         -------------------

         Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         "Affiliate" means (i) with respect to any Person, any other Person that
          ---------
directly or indirectly controls or manages, is controlled or managed by, or is under common control or management with such Person, whether through the ownership of equity interests, by contract or otherwise; and (ii) with respect to an individual, in addition to any Person specified in clause (i), the spouse, any parent or any child of such individual and any trust for the benefit of such individual's spouse, parent or child.

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         "Annual Operating Plan" means the annual operating plan of the
          ---------------------
Corporation established by the Corporation for each fiscal year, which shall include, without limitation, the annual capital expenditure and other budgets of the Corporation for such fiscal year.

         "Automatic Conversion Date" has the meaning set forth in paragraph 5
          -------------------------
below.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3
          ----------------
and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Board of Directors" means the Board of Directors of the Corporation.
          ------------------

         "Bridge Preferred Stock" has the meaning set forth in paragraph 2
          ----------------------
below.

         "Business Day" means a day other than a Saturday or Sunday or a day on
          ------------
which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

         "Cash Dividends" has the meaning set forth in paragraph 3(b) below.
          --------------

         "Cash Election Notice" has the meaning set forth in paragraph 3(f)
          --------------------
below.

         "Change of Control" means the occurrence of any of the following:
          -----------------

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Corporation Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as that terms is used in Section 13(d)(3) of the Exchange
         Act) other than the Corporation or a wholly-owned Subsidiary of the Corporation;

                  (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the holders of the Bridge Preferred Stock, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Corporation, measured by voting power rather than number of shares;

                  (3) a "change of control" or other similar event shall occur under any issue of Indebtedness with an aggregate principal amount in excess of $10,000,000 of the Corporation or its Subsidiaries; or

                                       2

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                  (4) during any period of twelve (12) consecutive months after the Initial Issue Date, the individuals who at the beginning of any such 12-month period constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of the stockholders having the right to designate such director (including, without limitation, the exercise by the holders of Bridge Preferred Stock of their right to elect directors) and (ii) any director whose election to the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by majority vote of the Board of Directors, shall, in each such case, be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) and further excluding any person who is an affiliate or associate (as those terms are defined in the General Rules and Regulations under the Exchange Act) of any Person having or proposing to acquire beneficial ownership of twenty-five percent (25%) or more of the Voting Stock of the Corporation; or

                  (5) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, Beneficially Own, directly or indirectly, more than fifty percent (50%) of the Voting Stock resulting from such reorganization, merger or consolidation;

provided that the occurrence of any event identified in subparagraphs (1) through (5) above that would otherwise be treated as a Change of Control shall not constitute a Change of Control hereunder if (i) the Board of Directors, by vote duly taken, and (ii) the holders of a majority of the outstanding shares of Bridge Preferred Stock, by written consent, shall so determine.

         "Change of Control Offer" has the meaning set forth in paragraph 8
          -----------------------
below.

         "Change of Control Payment" has the meaning set forth in paragraph 8
          -------------------------
below.

         "Change of Control Payment Date" has the meaning set forth in paragraph
          ------------------------------
8 below.

         "Commission" means the United States Securities and Exchange
          ----------
Commission.

         "Common Equity" means all shares now or hereafter authorized of any
          -------------
class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right

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(subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

         "Common Stock" means the common stock, par value $0.01 per share, of
          ------------
the Corporation.

         "Conversion Date" shall have the meaning set forth in subparagraph 5(b)
          ---------------
below.

         "Conversion Price" shall initially mean $12.17 per share of Bridge
          ----------------
Preferred Stock; provided, however, that, to the extent any shares of Bridge
                 --------  -------
Preferred Stock are hereafter issued as PIK Dividends, the Conversion Price (computed before giving effect to any adjustments to the Conversion Price pursuant to paragraph 5 hereof) shall be adjusted such that the quotient derived by dividing the Liquidation Preference of all outstanding shares of Bridge Preferred Stock by the Conversion Price (before giving effect to any adjustments to the Conversion Price pursuant to paragraph 5) does not exceed 3,697,348 and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 5 below.

         "Corporation" has the meaning set forth in the recitals above.
          -----------

         "Current Market Price" means, for a share of Common Stock on any date,
          --------------------
the average of Quoted Prices for ten (10) consecutive Trading Days commencing fifteen (15) Trading Days before the date in question.

         "Default Event" means the occurrence of any of the following events:
          -------------
(i) the failure of the Corporation to declare and pay any PIK Dividends for any Dividend Period for which the Corporation is required to pay PIK Dividends on the respective Dividend Payment Date; (ii) the failure of the Corporation to redeem, on the Redemption Date, all shares of Bridge Preferred Stock, (iii) the failure of the Corporation to purchase any shares of Bridge Preferred Stock that it is required to purchase pursuant to paragraph 8 hereof on the Change of Control Payment Date or the failure of the Corporation to purchase any shares of Mezzanine Preferred Stock required to be repurchased on any Repurchase Sale Payment Date pursuant to paragraph 8 or (iv) the material breach of the provisions of paragraph 7 hereof; provided, that any Default Event referred to in clause (iv) shall be deemed to have been cured in the event that the Corporation rescinds the transaction or other occurrence giving rise to such Default Event such that the economic, legal and/or other effect of such transaction on the holders of the Bridge Preferred Stock or on the rights of, privileges and preferences of the Bridge Preferred Stock has been removed or rescinded.

         "Delivery Date" has the meaning set forth in paragraph 5 below.
          -------------

         "Director" means a member of the Corporation's Board of Directors.
          --------

         "Dividend Payment Date" has the meaning set forth in subparagraph 3(c)
          ---------------------
below.

         "Dividend Period" means the period from, and including, the Initial
          ---------------
Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from,

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and including, each Dividend Payment Date to, but not including, the next
Dividend Payment Date.

         "Dividend Rate" means nine percent (9%) per annum of the Liquidation
          -------------
Preference; provided, however, that, until the Required Stockholder Approval is
            --------  -------
obtained (i) effective as of Initial Increase Date, the Dividend Rate shall increase by four percent (4%) per annum of the Liquidation Preference and (ii) the Dividend Rate shall increase thereafter by four percent (4%) per annum of the Liquidation Preference upon the expiration of each subsequent 30-day period following the Initial Increase Date (up to a maximum Dividend Rate of 30% per annum); provided, however, that any such increase shall be retroactive to the
        --------  -------
Initial Issue Date and shall be given effect to as if the Dividend Rate from and after the Initial Issue Date was such increased rate and; provided, further,
                                                          --------  -------
that, in the event that a Default Event shall have occurred and shall be continuing, the applicable Dividend Rate then in effect shall increase by 2% of the Liquidation Preference per annum for each full 30-day period during which such Default Event is continuing until such Default Event shall have been cured; provided, further, that the aggregate increase to the Dividend Rate as the result of the occurrence of any Default Event shall not result in the Dividend Rate exceeding the applicable Dividend Rate that would otherwise be in effect if such Default Event had not occurred by more then 10% per annum of the Liquidation Preference.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

         "Indebtedness" of any Person means (a) all liabilities and obligations
          ------------
of such Person, contingent or otherwise (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances, (v) for payment of money relating to leases that are required to be capitalized for financial reporting purposes under generally accepted accounting principles or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit,
(b) all liabilities and obligations of others of the kind described in the preceding clause (a) that such Person has guaranteed or that is otherwise its legal liability or which are secured by the assets or property of such Person and (c) all obligations of such Person to purchase, redeem or acquire any capital stock (other than the Bridge Preferred Stock) arising any time prior to the date that is 180 days after the Initial Redemption Date.

         "Initial Conversion Date" means the earlier of (i) the Initial Increase
          -----------------------
Date and (ii) the date on which the Corporation effects, or announces its intention to effect, or enters an agreement to effect, any merger, consolidation, reorganization, sale of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, any liquidation, dissolution or winding up of the Corporation or any similar transaction.

         "Initial Increase Date" means the date which is 100 calendar days after
          ---------------------
the Initial Issue Date.

         "Initial Issue Date" means the date that shares of Bridge Preferred
          ------------------
Stock are first issued by the Corporation.

                                       5

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         "Initial Redemption Date" means the earlier of (i) June 21, 2008 and
          -----------------------
(ii) the date immediately following the date on which the Senior Debt and the Mezzanine Debt (and any Indebtedness incurred to refinance such Senior Debt and Mezzanine Debt) has been paid in full.

         "Junior Stock" means, for the purposes of paragraph 3 below, Common
          ------------
Equity, and any class or series of stock of the Corporation which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Bridge Preferred Stock and any other Parity Stock shall have been so paid or declared and set apart for payment, and for purposes of paragraph 4 below, shall mean Common Equity and any class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Bridge Preferred Stock and any other Parity Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         "Liquidation Preference" shall mean $1,000 per share of Bridge
          ----------------------
Preferred Stock.

         "Mezzanine Debt" means the obligations of the Corporation and its
          --------------
Subsidiaries in respect of those certain senior notes issued pursuant to the Senior Note Purchase Agreement.

         "Mezzanine Preferred Stock" means of the Series C Senior Participating
          -------------------------
Preferred Stock, $.01 par value per share, of the Corporation.

         "Mezzanine Preferred Stock Certificate of Designations" means the
          -----------------------------------------------------
Certificate of Designations of the Series C Senior Participating Preferred Stock, $.01 par value per share, of the Corporation.

         "Optional Conversion Date" has the meaning set forth in paragraph 5(c)
          ------------------------
below.

         "Parity Stock" means, for purposes of paragraph 3 below, and any class
          ------------
or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Bridge Preferred Stock without preference or priority of one over the other and, for purposes of paragraph 4 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Bridge Preferred Stock without preference or priority of one over the other.

         "Permanent Preferred Stock" means the Series D Senior Convertible
          -------------------------
Participating Preferred Stock, $.01 par value per share, of the Corporation.

         "Permanent Preferred Stock Certificate of Designations" means the
          -----------------------------------------------------
Certificate of Designations of the Series D Senior Convertible Participating Preferred Stock, $.01 par value per share, of the Corporation.

         "Person" means any individual, corporation, association, partnership,
          ------
joint venture, limited liability Corporation, trust, estate or other entity.

         "PIK Dividends" has the meaning set forth in subparagraph 3(b) below.
          -------------

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

         "Preferred Stock Director" has the meaning set forth in paragraph 7(d)
          ------------------------
below.

         "Pre-existing Debt" has the meaning set forth in paragraph 7(c) below.
          -----------------

         "Quoted Price" means, with respect to Common Stock, (i) the last
          ------------
reported sales price of the Common Stock on the New York Stock Exchange or (ii) if not listed on the New York Stock Exchange, the last reported sales price of the Common Stock on such other principal exchange on which the Common Stock is listed or admitted for trading or (iii) if not listed or admitted for trading on a securities exchange, the last reported sales price for Common Stock as reported by the National Association of Securities Dealers, Inc. Automatic Quotations Systems - National Market System, or (iv) if not so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by holders of a majority of the shares of Bridge Preferred Stock then outstanding, and any dispute shall be resolved at the prevailing party's cost, by the determination of an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Bridge Preferred Stock, which determination shall be made in good faith and be conclusive absent manifest error.

         "Record Date" means the date designated by the Board of Directors of
          -----------
the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than sixty (60) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

         "Redemption Date" with respect to any share of Bridge Preferred Stock
          ---------------
means the date on which such share of Bridge Preferred Stock is required to be redeemed pursuant to paragraph 6 hereof.

         "Redemption Demand" has the meaning set forth in paragraph 6(b) below.
          -----------------

         "Redemption Price" means a price per share equal to the Liquidation
          ----------------
Preference per share, plus an amount equal to all cumulative dividends accrued and unpaid on such share to the Redemption Date.

         "Repurchase Event" means the consummation of any transaction involving
          ----------------
(i) the issuance or sale of any capital stock, equity securities, Convertible Securities or Rights or Options of the Corporation or any of its Subsidiaries (other than the issuance of securities pursuant to the Senior Note Purchase Agreement, the issuance of shares of capital stock upon the exercise of currently outstanding Convertible Securities or Rights or Options and the issuance of Rights or Options (or capital stock issuable upon the exercise of such Rights or Options) issued to directors, officers, employees or consultants of the Corporation or its Subsidiaries pursuant to a bona fide employee stock
                                                     ---- ----
ownership or stock option plans adopted by the Corporation's Board of Directors or the Compensation Committee thereof), (ii) any sale, transfer assignment, lease or

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

other disposition of any assets of the Corporation or any of its Subsidiaries other than the sale of inventory in the ordinary course of business resulting in the Corporation and/or its Subsidiaries receiving net cash proceeds in excess of $500,000 and (iii) any issuance or sale of any debt securities or other evidence of Indebtedness by the Corporation or any of its Subsidiaries (excluding any drawing under a revolving credit facility in the ordinary course of business and the issuance of securities pursuant to the Senior Note Purchase Agreement).

         "Repurchase Event Proceeds" has the meaning set forth in paragraph 9
          -------------------------
below.

         "Repurchase Event Offer" has the meaning set forth in paragraph 9
          ----------------------
below.

         "Repurchase Event Payment" has the meaning set forth in paragraph 9
          ------------------------
below.

         "Repurchase Event Payment Date" has the meaning set forth in paragraph
          -----------------------------
9 below.

         "Required Stockholder Approval" means the affirmative vote of a
          -----------------------------
majority of shares of the Common Stock and Bridge Preferred Stock represented in person or by proxy at a meeting of the stockholders of the Corporation in favor of approval of the Stockholder Proposal.

         "Revocation Notice" has the meaning set forth in paragraph 3(f) below.
          -----------------

         "Rights Plan" means the Aviall, Inc. Preferred Stock Purchase Rights
          -----------
Plan between Aviall, Inc. and The First National Bank of Boston, dated as of December 7, 1993, as amended.

         "Securities Purchase Agreement" means that Securities Purchase
          -----------------------------
Agreement, dated as of December 17, 2001, by and among Aviall, Inc., Carlyle Partners III, L.P. and CP III Coinvestment, L.P.

         "Senior Debt" means the obligations of the Corporation and its
          -----------
Subsidiaries in respect of all Indebtedness incurred under the Credit Agreement, dated as of December 17, 2001, Aviall Services, Inc., Aviall, Inc., the lenders and issuers party thereto, and Citicorp USA, Inc., as amended, amended and restated, extended, supplemental, refinanced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or replacing or otherwise restructuring all or any portion of the Indebtedness incurred under such agreement.

         "Senior Note Purchase Agreement" means that certain Securities Purchase
          -------------------------------
Agreement dated as of December 17, 2001 by and among the Corporation, Aviall Services, Inc., J. H. Whitney Mezzanine Fund, L.P. and the other purchasers named therein.

         "Series A Preferred Stock" means the Series A Junior Participating
          ------------------------
Preferred Stock, $.01 par value per share, of the Corporation.

         "Significant Subsidiary" means any Subsidiary of the Corporation that
          ----------------------
would be a "significant subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission.

         "Stockholder Proposal" means a proposal that the stockholders of the
          --------------------
Corporation approve the issuance of the Permanent Preferred Shares issuable upon conversion of the Bridge Preferred Shares and the issuance of the shares of Common Stock issuable upon conversion of the Permanent Preferred Shares.

         "Subsidiary" means, with respect to any specified Person:
          ----------

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Trading Day" means, with respect to any security, any day on which any
          -----------
market in which the applicable security is then traded and in which a Quoted Price may be ascertained is open for business.

         "Voting Stock" as of any date means the capital stock of the
          ------------
Corporation that is at the time entitled to vote in the election of the Board of Directors of the Corporation.

2.       Number of Shares and Designations. Five Hundred Thousand (500,000)
         ---------------------------------
shares of the preferred stock, $0.01 par value per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series B Convertible Participating Preferred Stock (the "Bridge Preferred Stock").
                                                ----------------------

3.       Dividends.
         ---------

         (a) The record holders of Bridge Preferred Stock shall be entitled to receive dividends payable by the Corporation at the Dividend Rate. Such dividends shall be cumulative from the Initial Issue Date and shall be payable quarterly in arrears as provided in subparagraphs 3(b) and 3(c) below.

         (b) Dividends on the Bridge Preferred Stock shall be paid on each share of Bridge Preferred Stock, at the option of the holder thereof (which option shall be exercised as provided in subparagraph 3(f)) either (i) in cash, to the extent permitted under the terms of the Senior Debt and the Mezzanine Debt (such dividends being referred to as the "Cash Dividends"), or (ii) in fully paid and
                                    --------------
nonassessable shares of Bridge Preferred Stock valued at $1,000 per share (such dividends paid in kind (including any dividends payable in kind pursuant to the proviso to this sentence) being herein called "PIK Dividends"); provided,
                                               -------------    ---------
however, that, to the extent that the Corporation fails to pay Cash Dividends
-------
required to be paid by the Corporation for any Dividend Period, the Corporation shall be required to pay dividends for such Dividend Period in additional fully paid and nonassessable shares of Bridge Preferred Stock valued at $1,000 per share. PIK Dividends shall be paid by delivering to the record holders of Bridge Preferred Stock of a number of shares of Bridge Preferred Stock determined by dividing the total amount of the aggregate dollar amount of dividends accrued and unpaid with respect to such record holder of shares of Bridge Preferred Stock during the applicable Dividend Payment Period (rounded to the nearest whole cent) by the Liquidation Preference. The Corporation shall not issue fractional shares of Bridge Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall deliver its check in an amount equal to the applicable fraction of the Liquidation Preference. Any additional shares of Bridge Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Bridge Preferred Stock originally issued hereunder.

         (c) Dividends on shares of Bridge Preferred Stock shall accrue and be cumulative from and including the Initial Issue Date to and including the date on which such shares shall have been converted into Common Stock or redeemed pursuant to paragraph 6 hereof or repurchased pursuant to paragraph 8 or paragraph 9 hereof. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. The PIK Dividends shall be paid whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for payment of dividends. The Cash Dividends shall be payable when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends. Dividends shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (a "Dividend Payment Date"), commencing on the first Dividend Payment Date
         ---------------------
following the Initial Issue Date, and for dividends paid on PIK Dividends, commencing on the first Dividend Payment Date after such shares are issued. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Bridge Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend at the Dividend Rate set forth in subparagraph 3(a) above. Dividends shall be paid to the holders of record of the Bridge Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefore. For any Dividend Period in which dividends are not paid in full on the Dividend Payment Date first succeeding the end of such Dividend Period, then on such Dividend Payment Date such accrued and unpaid dividends shall be added to the Liquidation Preference of the Bridge Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof at the rate set forth in subparagraph 3(a) above until such accrued and unpaid dividends have been paid in full.

         (d) So long as ten percent (10%) of the shares of Bridge Preferred Stock issued pursuant to the Securities Purchase Agreement shall be outstanding, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries of which it owns not less than a majority of the outstanding voting power nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Bridge Preferred Stock shall have been entitled for all previous Dividend Periods shall have been paid or declared and a sum of money or PIK Dividends, as applicable (as provided in subparagraph 3(b)), sufficient for the payment thereof has been set apart. In addition, in the event that the Corporation declares and/or pays any dividend or other distribution on the Common Stock (other than a dividend payable solely in shares of Common Stock), the Corporation shall, at the time of such declaration and payment, declare and pay a dividend or other distribution on the Bridge Preferred Stock consisting of the dividend or distribution that would have been payable on the shares of Common Stock issuable upon conversion of the Bridge Preferred Stock if the Bridge Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend or distribution, or, if no such record was taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution were determined. Any such dividend or distribution declared, or required to be declared or to be paid, on the Bridge Preferred Stock shall be deemed to have "accrued" on the Bridge Preferred Stock for all purposes of this Paragraph 3 and shall remain an "accrued dividend" on the Bridge Preferred Stock for all purposes of this Section until paid.

         (e) In the event that full Cash Dividends are not paid or made available to the holders of all outstanding shares of Bridge Preferred Stock and of any Parity Stock on the applicable Dividend Payment Date and funds available for payment of Cash Dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of Cash Dividends shall be distributed ratably among all such holders of Bridge Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

         (f) Each holder of shares of Bridge Preferred Stock that has not delivered to the Corporation a Cash Election Notice (as defined below) shall be deemed for the purposes of subparagraph 3(a) to have elected to receive dividends on such holder's shares of Bridge Preferred Stock in additional fully paid and nonassessable shares of Bridge Preferred Stock unless such holder subsequently delivers to the Corporation a Cash Election Notice. At any time and from time to time after the Initial Issue Date, to the extent permitted by the terms of the Senior Debt and the Mezzanine Debt, any holder of shares of Bridge Preferred Stock may provide to the Corporation a notice (a "Cash Election
                                                            -------------
Notice") indicating such holder's election (as contemplated by subparagraph
------
3(a)) to receive dividends on such holder's shares of Bridge Preferred Stock in cash in lieu of fully paid and nonassessable shares of Bridge Preferred Stock. For each Dividend Period occurring after the receipt of such a Cash Election Notice from a holder of Bridge Preferred Stock, to the extent permitted by the terms of the Senior Debt and the Mezzanine Debt, such holder shall be deemed to have elected in accordance with subparagraph 3(a) to receive dividends in respect of the shares of Bridge Preferred Stock held by such holder in cash, unless such holder subsequently delivers to the Corporation a Revocation Notice. Any holder of shares of Bridge Preferred Stock that has delivered to the Corporation a Cash Election Notice may subsequently deliver to the Corporation a notice (a "Revocation Notice") revoking such Cash
                                        -----------------
Election Notice. For each Dividend Period occurring after receipt of a Revocation Notice from a holder of Bridge Preferred Stock that has delivered to the Corporation a Revocation Notice, such holder shall be deemed to have elected in accordance with subparagraph 3(a) to receive dividends in respect of the shares of Bridge Preferred Stock held by such holder in additional fullypaid and nonassessable shares of Bridge Preferred Stock unless such holder subsequently delivers to the Corporation another Cash Election Notice.

4.       Distributions Upon Liquidation, Dissolution or Winding Up.
         ---------------------------------------------------------

         (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Bridge Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation an amount per share equal to the Liquidation Preference plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up.

         (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Bridge Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation or the proceeds thereof shall be ratably distributed among the holders of Bridge Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be entitled if all amounts payable thereon were paid in full.

         (c) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation upon completion of the distributions and payments required by subparagraph 4(a) and any other distributions and payments that may be required with respect to any other series of preferred stock that may be authorized after the Initial Issue Date, the remaining assets of the Corporation shall be distributed among the holders of the then outstanding shares of Common Stock and Bridge Preferred Stock, pro rata based on the number of shares of Common Stock held by each such
       --- ----
holder (where, for this purpose, the holders of the Bridge Preferred Stock shall be deemed to hold the number of shares of Common Stock then issuable upon conversion in full of such shares of Bridge Preferred Stock).

         (d) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Bridge Preferred stock at their address as the same shall appear in the records of the Corporation.

5.       Conversion Rights.
         -----------------

         (a) Following the Initial Conversion Date, each of share of Bridge Preferred Stock shall be convertible at the option of the holder, at any time before the close of business on the Business Day preceding the Redemption Date (unless the Corporation shall default in payment of the Redemption Price, in which case, the right of conversion shall be reinstated), into (i) a number of fully paid and non-assessable shares of Common Stock equal to (x) the Liquidation Preference of such share of Bridge Preferred Stock, plus all accrued and unpaid dividends thereon, divided by (y) the Conversion Price and (ii) one
(1) share of Mezzanine Preferred Stock. Immediately following such conversion, the rights of the holders of converted Bridge Preferred Stock shall cease and the persons entitled to receive the Common Stock and Mezzanine Preferred Stock upon the conversion of Bridge Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock and Mezzanine Preferred Stock.

         (b) If the Required Stockholder Approval is obtained on or prior to the first anniversary of the Initial Issue Date, each share of Bridge Preferred Stock shall be automatically converted into one (1) share of Permanent Preferred Stock, without any further action on the part of the Corporation or any holder of Bridge Preferred Stock. If the Required Stockholder Approval is not obtained prior to the first anniversary of the Initial Issue Date, (i) the Bridge Preferred Stock will not automatically convert into shares of Permanent Preferred Stock upon receipt of the Required Stockholder Approval and (ii) each share of Bridge Preferred Stock shall be convertible at the option of the holder, at any time after the date on which the Required Stockholder Approval has been obtained and prior to the close of business on the Business Day preceding the Redemption Date (unless the Corporation shall default in payment of the Redemption Price, in which case, the right of conversion shall be reinstated), into one (1) share of Permanent Preferred Stock.

         (c) If the Bridge Preferred Stock is converted at the option of the holder, the holder must (i) surrender the certificate or certificates evidencing the shares of Bridge Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Bridge Preferred Stock, if any, (ii) notify the Corporation at such office that such holder elects to convert Bridge Preferred Stock, and the number of shares such holder wishes to convert, (iii) state in writing the name or names in which such holder wishes the certificate or certificates for the shares of Common Stock and Mezzanine Preferred Stock or the Permanent Preferred Stock, as the case may be, to be issued, and (iv) pay any transfer or similar tax if required (provided,
                                                                    --------
however, that no such payment shall be required if the Common Stock and
-------
Mezzanine Preferred Stock or the Permanent Preferred Stock, as the case may be, issuable upon conversion is to be issued in the name of the converting holder of Bridge Preferred Stock). In the case of lost or destroyed certificates evidencing ownership of shares of Bridge Preferred Stock to be surrendered for conversion, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Bridge Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Optional Conversion Date." As
                                                ------------------------
soon as practicable after the Optional Conversion Date, the Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, issuable upon the conversion, a check for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Bridge Preferred

Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock and Mezzanine Preferred Stock certificates or the Permanent Preferred Stock certificate, as the case may be, are registered shall be treated as the stockholder of record on and after the Optional Conversion Date until such time as the record ownership is transferred. All shares of Common Stock, Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, issuable upon conversion of the Bridge Preferred Stock shall be fully paid and nonassessable. In the case of Bridge Preferred Stock that has been converted after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date in an amount equal to the pro rata portion of the dividend for the portion of the Dividend Period that Bridge Preferred Stock was outstanding shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the Person who was the holder of such Bridge Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of paragraph 5(a)). No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock shall be made upon conversion. Holders of Common Stock issued upon conversion shall not be entitled to receive any dividend payable to holders of Common Stock as of any record time before the close of business on the Conversion Date. If a holder of Bridge Preferred Stock converts more than one share at a time the number of full shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, issuable upon conversion shall be based on the total number of all shares of Bridge Preferred Stock converted.

         (b) If the Bridge Preferred Stock is converted automatically pursuant to subparagraph 5(b), such conversion shall be effective for all purposes on the date that the Required Stockholder Approval has been obtained (the "Automatic
                                                                    ---------
Conversion Date"). Following the Automatic Conversion Date, the holder of
---------------
certificates formerly evidencing shares of Bridge Preferred Stock shall (i) surrender the certificate or certificates evidencing the shares of Bridge Preferred Stock to be converted, duly endorsed at the principal office of the Corporation or transfer agent for the Bridge Preferred Stock, if any, and (ii) notify the Corporation in writing of the name or names in which such holder wishes the certificate or certificates for shares of Permanent Preferred Stock to be issued. In the case of lost or destroyed certificates formerly evidencing ownership of shares of Bridge Preferred Stock to be surrendered, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. The date on which the holder satisfies the foregoing requirements is referred to as the "Delivery Date." As soon as practicable after the Delivery Date, the
        -------------
Corporation shall deliver or shall deliver through its transfer agent a certificate for the number of full shares of Permanent Preferred Stock issuable upon such conversion. Notwithstanding the foregoing, regardless of whether a holder shall have surrendered such holder's certificates evidencing shares of Bridge Preferred Stock and/or received in respect thereof certificates evidencing shares of Permanent Preferred Stock, such holder shall from and after the Automatic Conversion Date be treated for all purposes as a record holder of the number of shares of Permanent Preferred Stock into which such holder's shares of Bridge Preferred Stock shall have been converted and the certificate held by such holder formerly representing ownership of shares of Bridge Preferred Stock shall, until surrendered in exchange for new certificates evidencing shares of Permanent Preferred Stock as contemplated above, be deemed for all purposes to evidence the shares of Permanent Preferred Stock issuable upon conversion of the shares of Bridge Preferred Stock formerly held by such holder until such time as record ownership is transferred. All shares of Permanent Preferred Stock issuable upon conversion of the Bridge Preferred Stock shall be fully paid and nonassessable. In the event that the Automatic Conversion Date occurs after any Record Date but before the next succeeding Dividend Payment Date, dividends that are payable on such Dividend Payment Date in an amount equal to the pro rata portion of the dividend for the portion of the Dividend Period that such Bridge Preferred Stock was outstanding shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends shall be paid to the Person who was the holder of such Bridge Preferred Stock on such Record Date (and shall not constitute "accrued and unpaid dividends" for purposes of paragraph 5(a)).

         (e) The Corporation shall not issue a fractional share of Common Stock upon conversion of Bridge Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the value of the fractional share. The value of a fraction of a share is determined by multiplying the Current Market Price of the Common Stock as of the Optional Conversion Date by the fraction, rounded to the nearest cent.

         (f) A holder delivering Bridge Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be. Certificates representing shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid.

         (g) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury and its Permanent Preferred Stock and Mezzanine Preferred Stock enough shares of Common Stock and Permanent Preferred Stock and Mezzanine Preferred Stock to permit the conversion of the Bridge Preferred Stock in full. All shares of Common Stock and Permanent Preferred Stock and Mezzanine Preferred Stock which may be issued upon conversion of Bridge Preferred Stock shall be fully paid and nonassessable. The Corporation will comply with all securities laws regulating the offer and delivery of shares of Common Stock and Permanent Preferred Stock and Mezzanine Preferred Stock upon conversion of Bridge Preferred Stock and will list the shares of Common Stock on each national securities exchange on which the Common Stock is listed.

         (h) If the Corporation after the Closing Date:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of Bridge Preferred Stock thereafter converted pursuant to subparagraph 5(a) may receive for the same aggregate Conversion Price the aggregate number and kind of shares of capital stock of the Corporation that he would have owned immediately following such action if he had converted Bridge Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (i) through (iv) above, a holder of Bridge Preferred Stock upon conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the Conversion Price between the classes of capital stock. After such allocation, the conversion rights and the Conversion Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph 5(h).

          (i) If at any time or from time to time after the Initial Issue Date, the Corporation issues or sells, or is deemed by the provisions of this subparagraph 5(i) to have issued or sold, Additional Shares of Common Stock, otherwise than in connection with a transaction described in subparagraph 5(h), for an Effective Price (as hereinafter defined) that is less than the Conversion Price in effect immediately prior to such issue or sale, then, and in each such case, the Conversion Price shall be reduced, as of the close of business on the date of such issue or sale, to the Effective Price at which such Additional Shares of Common Stock are so issued or sold. Notwithstanding the foregoing, no adjustment shall be made pursuant to this subparagraph 5(i) to the extent that such adjustment would constitute a material violation of the rules of the New York Stock Exchange.

          For the purpose of making any adjustment required under this subparagraph 5(i):

          "Additional Shares of Common Stock" shall mean all shares of Common
           ---------------------------------
Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock and shares of Permanent Preferred Stock issued or issuable upon conversion of Bridge Preferred Stock (including without limitation the issuance of any securities as part of any anti-dilution adjustment made with respect to any securities issued pursuant to the Senior Note Purchase Agreement), (ii) shares of Common Stock issuable upon conversion of Convertible Securities outstanding as of the Closing Date or upon exercise of Rights or Options outstanding on the Closing Date, the issuance of warrants in lieu of the issuance of Common Stock pursuant to the Senior Note Purchase Agreement or the issuance of shares of Common Stock upon exercise of such warrants and (iii) shares of Common Stock issuable pursuant to the Senior Note Purchase Agreement (other than shares of Common Stock issued as part of any anti-dilution adjustment with respect to securities issued pursuant to the Senior Note Purchase Agreement).

          The "Aggregate Consideration Received" by the Corporation for any
               --------------------------------
issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the amount of cash received by the Corporation in connection with such issuance or sale; (B) to the extent it consists of property other than cash, be computed at the fair value of that property; (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options; and (D) if Additional Shares of Common Stock are issued or sold in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

          "Convertible Securities" shall mean stock or other securities
           ----------------------
convertible into or exchangeable for shares of Common Stock;

          The "Effective Price" of Additional Shares of Common Stock shall mean
               ---------------
the quotient determined by dividing the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subparagraph 5(i), for the issue of such Additional Shares of Common Stock by the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subparagraph 5(i); and

          "Rights or Options" shall mean warrants, options or other rights to
           -----------------
purchase or acquire shares of Common Stock or Convertible Securities.

          For the purpose of making any adjustment to the Conversion Price required under this subparagraph 5(i), if after the Initial Issue Date the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that (i) if the
                                                     -------- ----
minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses, and (ii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced. On any change ("Pricing Change") in the number of shares of Common Stock
             --------------
deliverable upon exercise of any Rights or Options or the conversion or exchange of any Convertible Securities or any change in the consideration to be received by the Corporation upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the unexercised portion of such Rights or Options or Convertible Securities been originally issued with the exercise or conversion price in effect following such Pricing Change. On the expiration or cancellation of any Rights or Options that are unexercised, or the termination of the right to convert or exchange any such Convertible Securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such Rights or Options or such Convertible Securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Rights or Options or upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.

          (j) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a transaction to which paragraph 5(h) applies), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Bridge Preferred Stock then outstanding shall, without the consent of the holder of any Bridge Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock (and other securities, if applicable) into which such Bridge Preferred Stock was convertible immediately prior thereto (assuming such holder of Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Bridge Preferred Stock was then convertible). Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Corporation, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental agreement so providing and further providing for adjustments which shall be as equivalent as may be practicable to the adjustments provided for in this Section.

          (k) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this paragraph 5, whenever this Certificate of Designation calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors as evidenced by a written resolution thereof, subject to the provisions of subparagraph 5(q) below; and:

          (l) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments which by reason of this subparagraph (l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (m) The Corporation shall take no action that would cause any adjustment under this paragraph 5 that would reduce the Conversion Price below the par value of the Common Stock.

          (n) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Bridge Preferred Stock, first class, postage prepaid, a notice of the adjustment and a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to subparagraph 5(q) below, the certificate shall be conclusive evidence that the adjustment is correct.

          (o) After the Required Stockholder Approval is obtained, the Corporation from time to time may, by a vote of two-thirds of the Board of Directors reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is so reduced, the Corporation shall mail to holders of Bridge Preferred Stock a notice of the reduction. The Corporation shall mail the notice first class, postage prepaid, at least 20 days before the date the reduction in the Conversion Price is to take effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price pursuant to this subparagraph 5(o) does not change or adjust the Conversion Price otherwise in effect for purposes of subparagraph 5(h) above.

          (p)  If:

               (i) the Corporation takes any action that would require an adjustment in the Conversion Price pursuant to clause (iv) of subparagraph 5(h) above;

               (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

               (iii) there is a dissolution or liquidation of the Corporation;

a holder of Bridge Preferred Stock may want to convert such stock into shares of Common Stock and Mezzanine Preferred Stock or Permanent Preferred Stock, as the case may be, prior to the record date for or the effective date of such transaction. Therefore, the Corporation shall mail to such holders a notice, first class, postage prepaid, stating the proposed record or effective date, as the case may be. The Corporation shall mail such notice at least twenty (20) days before such date.

          (q) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this paragraph 5 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this paragraph 5, such determination shall be made in good faith and may be challenged in good faith by the holders of a majority of the shares of Bridge Preferred Stock then outstanding (with any shares held by the Corporation or any of its Affiliates not being considered to be outstanding for purposes of this Certificate of Designation), and any dispute shall be resolved, at the prevailing party's expense, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of a majority of the shares of Bridge Preferred Stock.

          (r) All shares of Bridge Preferred Stock converted pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than Bridge Preferred Stock.

          (s) The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Bridge Preferred Stock against impairment.

6.        Redemption by the Corporation.
          -----------------------------

          (a) The Corporation shall (subject to the legal availability of funds therefore) be required to redeem, at the option of the holders of the Bridge Preferred Stock (exercised as provided in subparagraph 6(b)) all outstanding shares of the Bridge Preferred Stock requested to be redeemed by such holders (as provided in subparagraph 6(b)), at the Redemption Price, on or at any time following the Initial Redemption Date.

          (b) Notice shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than thirty (30) days prior to the Initial Redemption Date, by first class mail, postage prepaid, to all holders of record of the Bridge Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation notifying each such holder that all shares of Bridge Preferred Stock are eligible for redemption by the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall (i) relieve the Corporation from its obligation to redeem the Bridge Preferred Stock pursuant to this paragraph 6 or (ii) affect the validity of the proceedings for the redemption of any shares of Bridge Preferred Stock; provided that the Corporation shall be obligated in accordance with this paragraph 6 to redeem shares of Bridge Preferred Stock held by any holder to whom the Corporation has failed to give notice or as to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Bridge Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Initial Redemption Date; (ii) the Redemption Price; (iii) the place or places in the United States where certificates for such shares are to be surrendered for payment of the Redemption Price; (iv) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (v) the Conversion Price; (vi) that Bridge Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and
(vii) that holders of Bridge Preferred Stock must satisfy the requirements of paragraph 5 above if such holders desire to convert such shares. In order for the Bridge Preferred Stock to be redeemed at the option of the holder, the holder must (i) notify the Corporation at such office that such holder elects to have the Corporation redeem it shares of Bridge Preferred Stock and the number of shares such holder wishes to have redeemed (any such notice being referred to as a "Redemption Demand") and (ii) surrender the certificate or certificates
      -----------------
evidencing the shares of Bridge Preferred Stock to be redeemed, duly endorsed at the office of the Corporation or transfer agent for the Bridge Preferred Stock. In the case of lost or destroyed certificates evidencing ownership of shares of Bridge Preferred Stock to be surrendered for redemption, the holder shall submit such proof of loss or destruction and, if requested by the Corporation, an appropriate indemnity, reasonably required by the Corporation. In the event that a holder fails to notify the Corporation of the number of shares of Bridge Preferred Stock which he wishes to redeem, he shall be deemed to have elected to redeem all shares represented by the certificate or certificates surrendered for conversion. Upon satisfaction of the foregoing requirements the Corporation shall on the later of (i) the Initial Redemption Date and (ii) the date on which such requirements are satisfied, redeem for the Redemption Price the shares of Bridge Preferred Stock for which such requirements have been satisfied. As soon as practicable after the Redemption Date and in any event within five (5) Business Days of the Redemption Date, the Corporation shall deliver or cause to be delivered to the holder of shares of Bridge Preferred Stock, the Redemption Price for such shares of Bridge Preferred Stock for which such holder is seeking redemption.

          (c) On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price for all shares of Bridge Preferred Stock required to be redeemed pursuant to this paragraph 6 with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the Bridge Preferred Stock, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its share certificate to the Corporation pursuant to subparagraph 6(b) above.

          (d) If a Redemption Demand has been received by the Corporation in accordance with subparagraph 6(b) above with respect to any shares of Bridge Preferred Stock and provided that, on or before the Redemption Date with respect to any shares of Bridge Preferred Stock, all funds necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of such shares of Bridge Preferred Stock, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on such shares of Bridge Preferred Stock shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Bridge Preferred Stock, and all rights of the holders thereof as shareholders of the

Corporation (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

          (e) Any funds deposited with a bank or trust Corporation for the purpose of redeeming Bridge Preferred Stock shall be irrevocable except that:

               (i) the Corporation shall be entitled to receive from such bank or trust Corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Bridge Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

          (f) No Bridge Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price. If, upon any Redemption Date, the assets of the Corporation legally available to redeem the Bridge Preferred Stock shall be insufficient to redeem all outstanding shares of Bridge Preferred Stock, (i) the Corporation shall redeem that number of shares of Bridge Preferred Stock required to redeem on such Redemption Date that may be redeemed with the assets of the Corporation legally available to redeem the Bridge Preferred Stock (pro rata among the holders of Bridge Preferred Stock
                        --- ----
requesting redemption on such Redemption Date based on the relative number of shares of Bridge Preferred Stock held by such holders) and (ii) any unredeemed shares shall be carried forward and shall be redeemed at such time as funds are legally available to so redeem such shares. All shares of Bridge Preferred Stock which are subject to redemption hereunder but which have not been redeemed due to insufficient legally available funds and assets shall continue to be outstanding and entitled to all dividends, liquidation, conversion and other rights, preferences and privileges of the Bridge Preferred Stock until such shares are converted or redeemed.

          (g) All shares of Bridge Preferred Stock redeemed pursuant to this paragraph 6 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Bridge Preferred Stock.

          (h) Except as specifically provided in this paragraph 6, the Bridge Preferred Stock shall not be redeemable.

7.        Voting Rights.
          -------------

          In addition to any voting rights provided by law, the holders of shares of Bridge Preferred Stock shall have the following voting rights:

          (a) So long as any shares of the Bridge Preferred Stock remain outstanding, each share of Bridge Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, voting together with the Common Stock as a single class (together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock) at all meetings of the stockholders of the Corporation, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law. In any vote with respect to which the Bridge Preferred Stock shall vote with the holders of Common Stock as a single class together with all other classes and series of stock of the Corporation that are entitled to vote as a single class with the Common Stock, each share of Bridge Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the number of shares of Common Stock into which such share of Bridge Preferred Stock is convertible on the record date of such vote or, if no such record date is established, on the date any written consent of stockholders is solicited. Such voting right of the holders of the Bridge Preferred Stock may be exercised at any annual meeting of stockholders, any special meeting of stockholders, or by written consent of the minimum number of shares required to take such action pursuant to Section 228 of the Delaware General Corporation Law.

          (b) On any matter on which the holders of Bridge Preferred Stock are entitled by law or under the Certificate of Incorporation to vote separately as a class, each such holder shall be entitled to one vote for each share held, and such matter shall be determined by a majority of the votes cast unless the Delaware General Corporation Law or this Certificate of Designations requires approval by a higher percentage.

          (c) During such time as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue
Date) are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the issued and outstanding shares of Bridge Preferred Stock voting together as a separate class:

               (i) amend, modify, alter, repeal or waive the application of (including by way of merger, consolidation, combination or otherwise) any provision of the Certificate of Incorporation or by-laws of the Corporation or any of its Subsidiaries in any manner that adversely effects the powers, rights, preferences or privileges of the holders of the Bridge Preferred Stock, the Permanent Preferred Stock or the Mezzanine Preferred Stock or enter into any agreement or take any other corporate action (or permit any of its Subsidiaries to enter into any agreement or take any corporate action) which would in any way amend, modify alter, repeal or waive the powers, rights, preferences or privileges of the Bridge Preferred Stock, the Permanent Preferred Stock or the Mezzanine Preferred Stock;

               (ii) amend (including by way or merger, consolidation, combination or otherwise) in any respect the Permanent Preferred Stock Certificate of Designations or the Mezzanine Preferred Stock Certificate of Designations or subdivide, combine or reclassify the Bridge Preferred Stock, the Permanent Preferred Stock, the Series A Preferred Stock or the Mezzanine Preferred Stock;

               (iii) create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) shares of any class or series of capital stock of the Corporation other than (i) the issuance of shares of Bridge Preferred Stock as PIK Dividends pursuant to subparagraph 3(b) hereof,
          (ii) the issuance of shares of Common Stock, Mezzanine Preferred Stock or Permanent Preferred Stock upon conversion of the Bridge Preferred Stock, (iii) the issuance of shares of Mezzanine Preferred Stock as dividends on outstanding shares of Mezzanine Preferred Stock as provided in the Mezzanine Preferred Stock Certificate of Designations,
          (iv) the issuance of shares of Permanent Preferred Stock as dividends on outstanding shares of Permanent Preferred Stock as provided in the Permanent Preferred Stock Certificate of Designations, (v) the issuance of shares of Common Stock upon exercise of Rights and Options or conversion of Convertible Securities outstanding on the Initial Issue Date, (vi) the issuance of securities pursuant to the Senior Note Purchase Agreement, and (vii) the issuance of Options to employees (and the issuance of Common Stock upon exercise thereof) under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan; provided, however, that (A) following the Initial
                          --------  -------
          Increase Date, the Corporation shall not issue in any calendar year Options to purchase more than 200,000 shares of Common Stock (adjusted appropriately for any stock split with respect to the Common Stock or any subdivision or combination of the Common Stock) and (B) the per share exercise price of any such Options shall not be less than the conversion price of the Permanent Preferred Stock;

               (iv) permit any Subsidiary of the Corporation to create, authorize or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any class or series of capital stock of such Subsidiary;

               (v) consolidate or merger with or into any entity (or permit any Subsidiary to consolidate or merge with or into any entity) or sell assign, transfer, lease convey or otherwise dispose (or permit any Significant Subsidiary of the Corporation to sell, assign, transfer, lease, convey or otherwise dispose) of all or substantially all of the assets of the Corporation or any Significant Subsidiary of the Corporation;

               (vi) enter into (or permit any Subsidiary of the Corporation to enter into) any transaction involving (a) any payment to, or any sale, lease, transfer or other disposition of any properties or assets to, any Affiliate of the Corporation, (b) any purchase, acquisition or lease of property or assets from any Affiliate of the Corporation, or
          (c) any loan, guarantee or advance to or from or for the benefit of, or any contract, agreement or lease with, any Affiliate of the Corporation, other than (I) any employment agreement entered into by the Corporation or any of its Subsidiaries in the Corporation or any of its Subsidiaries in the ordinary course of business with any employee of the Corporation or any of its Subsidiaries; (II) any transaction between or among the Corporation and/or its Subsidiaries;
          (III) payment of directors' fees to Persons who are not otherwise Affiliates of the Corporation other than by reason of their position as an officer or director; (IV) compensation payable to or other benefits provided to, or any agreement to pay such compensation or benefits with, officers and employees of the Corporation; (V) transactions with holders of the Bridge Preferred Stock and (VI) transactions contemplated by the Senior Note Purchase Agreement;

               (vii) redeem, acquire, purchase, defease or otherwise retire for value or make any other payment or distribution in respect of any shares of capital stock of the Corporation or any Subsidiaries of the Corporation or pay any dividends or make any other distributions on or in respect of any shares of capital stock of the Corporation other than (i) any such redemption, acquisition, purchase, retirement or other payment or distribution in respect of the Bridge Preferred Stock, (ii) any redemption, acquisition, purchase, retirement or other payment or distribution by any Subsidiary of the Corporation in respect of shares of capital stock of such Subsidiary held by the Corporation or another wholly-owned Subsidiary of the Corporation,
          (iii) the repurchase of shares of Common Stock or options to purchase Common Stock, in each case, issued under the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan from terminated or retired employees, to the extent permitted under the terms of the then outstanding Indebtedness of the Corporation and its Subsidiaries,
          (iv) the acquisition by the Corporation or Aviall Services, Inc. of two (2) outstanding shares of capital stock of Aviall S.A.R.L. from Ryder System, Inc., (v) the cashless exercise of Rights or Options, the cashless exercise of warrants, if any, issued in lieu of the issuance of Common Stock pursuant to the Note Purchase Agreement and the surrender by holders of restricted shares of capital stock of the Corporation in payment of any tax liabilities by such holders pursuant to the Corporation's Amended and Restated 1998 Directors Stock Plan, the Corporation's 1998 Stock Incentive Plan, the Corporation's Non-Qualified Stock Option Agreement, and the Corporation's Stock Incentive Plan, and (vi) the redemption of rights pursuant to the Rights Plan as in effect on the Closing Date at a redemption price of no greater than $.01;

               (viii) effect any voluntary liquidation, dissolution or winding-up of the Corporation;

                (ix) purchase, acquire or lease (or permit any Subsidiary of the Corporation to purchase, acquire or lease), in one transaction or series of related transactions, assets, properties, capital stock or other securities of any Person for consideration having a fair market value in excess of $30,000,000 (other than any (i) inventory purchases in the ordinary course of business pursuant to any contract in effect or executed on or before the Closing Date and (ii) inventory purchases in the ordinary course of business pursuant to any contract to be executed by the Corporation after the Closing Date, but not including initial payments or consideration for inventory, license fees, distribution rights or other similar payments which in the aggregate exceed $30,000,000);

                (x) engage in, or permit any Subsidiary of the Corporation to engage in, any business other than the businesses in which the Corporation and any of its Subsidiaries are engaged in as of the date hereof and any business reasonably related, incidental or ancillary to such business.

                (xi) take any action (or permit any Subsidiary of the Corporation to take any action) that would cause a dividend or other distribution to be received by the holders of Bridge Preferred Stock for federal income tax purposes unless such dividend or other distributions is actually received by such holders in cash; or

                (xii) amend in any respect the Rights Plan or the terms of the Series A Preferred Stock or adopt any rights plan, "poison pill" or other plan or arrangements (other that the Rights Plan as currently in effect), or issue any Rights or other securities to the holders of its Common Stock (other than pursuant to the Rights Plan as currently in effect), intended to result in the dilution of any Person's ownership of Common Stock as a result of such Person becoming the Beneficial Owner of a specified percentage of the Common Stock or other Voting Stock of the Corporation;

                (xiii) incur or guarantee or permit any Subsidiary of the Corporation to incur or guarantee any Indebtedness if, after giving effect to such incurrence or guarantee, the aggregate principal amount of Indebtedness incurred or guaranteed by the Corporation and/or its Subsidiaries on a consolidated basis during the preceding twelve calendar month period ending on the date of such guarantee or incurrence would exceed $30,000,000, other than Indebtedness incurred
           (A) pursuant to the Corporation's revolving credit facility in place as of the Initial Issue Date and (B) pursuant to any future refinancings of the Corporation's outstanding Indebtedness on the Closing Date or any Indebtedness of the type in clause (A) above incurred after the Closing Date (such Indebtedness being refinanced being referred to as the "Pre-existing Debt"), not to exceed the
                                     -----------------
           principal amount of the Pre-existing Debt of the Corporation and its Subsidiaries on the date of such refinancing;

                (xiv) declare or pay any dividends or make any other distributions in respect of Common Stock or Junior Stock (other than dividends on Common Stock payable solely in additional shares of Common Stock) on outstanding shares of Common Stock or any other class of Junior Stock; or

                (xv) adopt and/or implement an Annual Operating Plan for any fiscal year unless such Annual Operating Plan has been adopted and approved by a majority of the members of the Board of Directors and a majority of the Preferred Stock Directors;

provided, however, that nothing herein shall prohibit the Corporation from distributing rights pursuant to the terms of the certain Rights Agreement, dated as of December 7, 1993, as amended, between the Corporation and BankBoston, N.A. (as successor to the First National Bank of Boston), as Rights Agent, as such Rights Agreement is in effect on the Closing Date.

           (d) So long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) except as provided in subparagraph 7(f) or in clause (ii) of this sentence, the number of Directors comprising the Board of Directors shall not exceed eight (8) and (ii) the holders of Bridge Preferred Stock, voting separately as a class, shall have the exclusive right to elect two (2) Directors (each such Director, a "Preferred Stock Director") at any special meeting of
                        ------------------------
stockholders called for such purpose, at each annual meeting of stockholders and in any written consent of stockholders pursuant to Section 228 of the Delaware General Corporation Law; provided, however, that the number of Preferred Stock
                         --------  -------
Directors shall be increased to four (4) Directors (and the total number of Directors shall be increased to ten (10)) in the event that the Required Stockholder Approval has not been obtained on or prior to the Initial Increase Date. So long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date) remain outstanding, (i) the Board of Directors shall maintain an Executive Committee and Compensation Committee of the Board of Directors and (ii) at least one of the Preferred Stock Directors shall serve as a member of such Executive Committee and such Compensation Committee.

           (e) The Preferred Stock Directors elected as provided herein shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed with or without cause by, and shall not be removed other than by, the vote of the holders of a majority of the outstanding shares of Bridge Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporate Law. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Preferred Stock Directors may elect a successor, or, alternatively, the holders of a majority of the outstanding shares of Bridge Preferred Stock, voting separately as a class, at a meeting called for such purpose or by written consent in accordance with Section 228 of the Delaware General Corporation Law may elect a successor. Any such successor shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Bridge Preferred Stock to vote for and elect Preferred Stock Directors as herein provided, the Preferred

Stock Directors then serving on the Board of Directors may continue to hold their office for the remainder of their term.

        (f)    (i)   Upon the occurrence and during the continuation of any
Default Event, the holders of Bridge Preferred Stock shall have the exclusive right, voting separately as a class, to elect, in addition to the Preferred Stock Directors, two Directors at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided,
                                                                    --------
however, that if such voting rights shall become vested more than 90 days or
-------
less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Bridge Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Bridge Preferred Stock as set forth in clauses (ii) and
(iii) of this subparagraph 7(f). At elections for such Directors, each holder of Bridge Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right of the holders of Bridge Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Bridge Preferred Stock as hereinafter set forth. The right of holders of Bridge Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as such Default Event has been cured, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent Default Event.

               (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Bridge Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing Directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

               (iii) At any time when such voting right shall have vested in the holders of shares of Bridge Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of ten percent (10%) of the voting power represented by the shares of such Bridge Preferred Stock then outstanding, addressed to the Treasurer of the Corporation, call a special meeting of holders of shares of such Bridge Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of ten percent (10%) of the voting power represented by the shares of Bridge Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Bridge Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

               (iv) The directors elected pursuant to this subparagraph 7(f) shall serve until the earlier of (i) the next annual meeting or until their respective successors shall be elected and shall qualify or (ii) until the right of the holders of Bridge Preferred Stock to elect such additional Directors pursuant to this subparagraph 7(f) shall terminate; any Director elected by the holders of Bridge Preferred Stock pursuant to this subparagraph 7(f) may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the voting power of the outstanding shares of the Bridge Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Corporation. If the office of any Director elected by the holders of Bridge Preferred Stock pursuant to this subparagraph 7(f), voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining Director elected by the holders of Bridge Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Bridge Preferred Stock to vote for directors as provided in this subparagraph 7(f), the term of office of all Directors then in office elected by the holders of Bridge Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the Directors elected by the holders of Bridge Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Bridge Preferred Stock shall have expired, the number of Directors shall be such number as may be provided for in the Bylaws or Certificate of Incorporation irrespective of any increase made pursuant to the provisions of this subparagraph 7(f).

8.   Repurchase Upon Change of Control. To the extent permitted by the terms of
     ---------------------------------
the Senior Debt and the Senior Note Purchase Agreement, if a Change of Control occurs, each holder of the Bridge Preferred Stock shall have the right to require the Corporation to repurchase all or any part of that holder's Bridge Preferred Stock pursuant to the offer described below (the "Change of Control
                                                            -----------------
Offer"). In the Change of Control Offer, the Corporation shall offer a payment
-----
in cash for each outstanding share of Bridge Preferred Stock equal to the greater of (i) 120% of the Liquidation Preference per share of Bridge Preferred Stock repurchased plus accrued and unpaid dividends, if any, thereon, to the date of repurchase and (ii) the aggregate Current Market Price of all shares of Common Stock issuable upon conversion of Bridge Preferred Stock so repurchased, determined as of the date of such Change of Control (the "Change of Control
                                                          -----------------
Payment"). Within 30 days following any Change of Control, the Corporation shall
-------
mail a notice to each holder of shares of Bridge Preferred Stock describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Bridge Preferred Stock on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to
                                 ------------------------------
the procedures required by this Certificate of Designation and described in such notice.

          The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bridge Preferred Stock as a result of a Change of Control.

          On the Change of Control Payment Date, the Corporation shall, to the extent lawful:

               (1) accept for payment all shares of Bridge Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer;

               (2) promptly mail to each holder of Bridge Preferred Stock so tendered the Change of Control Payment for each share of Bridge Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Bridge Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Bridge Preferred Stock surrendered, if any.

          This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designation are applicable.

9.   Repurchase Upon the Occurrence of any Repurchase Event. Upon the occurrence
     ------------------------------------------------------
of any Repurchase Event, to the extent permitted under the terms of the Senior Debt and the Mezzanine Debt, the Corporation shall offer to repurchase all or any part of the Bridge Preferred Stock then outstanding pursuant to the offer described below (the "Repurchase Event Offer"). In the Repurchase Event Offer,
                      ----------------------
the Corporation shall use the net cash proceeds received by the Corporation and/or its Subsidiaries in connection with such Repurchase Event (the "Repurchase Event Proceeds") to repurchase the outstanding shares of Bridge
 -------------------------
Preferred Stock at a repurchase price equal to the Liquidation Preference, plus all accrued and unpaid dividends thereon through the date of redemption (the "Repurchase Event Payment"). Within 30 days following the occurrence of any
 ------------------------
Repurchase Event, the Corporation shall mail a notice to each holder of shares of Bridge Preferred Stock describing the transaction or transactions that constitute the Repurchase Event and offering to repurchase the number of shares of Bridge Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by
                                                                      ----------
(y) the Liquidation Preference, on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Repurchase Event Payment Date"), pursuant to the
                       -----------------------------
procedures required by this Certificate of Designations and described in such notice. If the aggregate number of shares of Bridge Preferred Stock shares tendered into such Repurchase Event Offer exceeds the number of shares of Bridge Preferred Stock equal to (x) the Repurchase Event Proceeds, divided by (y) the
                                                            ----------
Liquidation Preference, the Corporation will select the shares of Bridge Preferred Stock to be repurchased on a pro rata basis, based on the number of shares of Bridge Preferred Stock held by each holder requesting repurchase of such shares.

          The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Bridge Preferred Stock as pursuant to a Repurchase Event Offer.

          On the Repurchase Event Payment Date, the Corporation shall, to the extent lawful:

                 (1) accept for payment all shares of Bridge Preferred Stock or portions thereof properly tendered pursuant to Repurchase Event
          Offer;

                 (2) promptly mail to each holder of Bridge Preferred Stock so tendered the Repurchase Event Payment for the shares of Bridge Preferred Stock so tendered and promptly authenticate and mail to each such holder a new certificate representing the shares of Bridge Preferred Stock equal in Liquidation Preference to any unpurchased portion of the Preferred Stock surrendered, if any.This paragraph shall be applicable regardless of whether any other provisions of this Certificate of Designations are applicable.

10.       Financial Statements; Information Right.
          ---------------------------------------

          (a) Unless such financial statements or reports have been filed with the Commission, whether or not required by the rules and regulations of the Commission, so long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuances of all shares of Bridge Preferred Stock issued on the Initial Issue Date) is outstanding, the Corporation shall furnish to the holders of Bridge Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, (ii) all monthly financial statements required to be prepared and submitted pursuant to the terms and conditions of the Senior Note Purchase Agreement and (iii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuance of all shares of Bridge Preferred Stock issued on the Initial Issue Date) remains outstanding, the Corporation shall furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (b) The Corporation shall, so long as ten percent (10%) of the shares of Bridge Preferred Stock outstanding on the Initial Issue Date (after giving effect to the issuances of all shares of Bridge Preferred Stock issued on the Initial Issue Date) are outstanding, deliver to the holders of Bridge Preferred Stock, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

          (c) The Corporation shall provide to any holder of Bridge Preferred Stock, upon written request of such holder to the Corporation, such financial and other information concerning the Corporation and its Subsidiaries as may from time to time be reasonably requested by such holder.


11.       Modification and Waiver. Except as otherwise provided above, the terms
          -----------------------
of this Certificate of Designations may be amended and the rights hereunder may be waived only with the consent of holders of a majority of the shares of the Bridge Preferred Stock then outstanding, provided, that if any such modification or waiver has a material adverse effect on the holders' rights with respect to dividends or conversion, then the consent of each holder of Bridge Preferred Stock shall be required.

12.       Headings of  Subdivisions. The headings of the various subdivisions
          -------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

13.       Severability of Provisions. If any voting powers, preferences and
          --------------------------
relative, participating, optional and other special rights of the Bridge Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock and any qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Bridge Preferred Stock or qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Bridge Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Bridge Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

14.       Record Holders. The Corporation and the transfer agent for the Bridge
          --------------
Preferred Stock may deem and treat the record holder of any shares of Bridge Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

15.       Notice. Except as may otherwise be provided for herein, all notices
          ------
referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 5(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 2750 Regent Blvd., DFW Airport, Texas 75261,
Attention: Secretary or to an agent of the Corporation designated as permitted by this Certificate, or, if to any holder of the Bridge Preferred Stock, to such holder at the address of such holder of the Bridge Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Bridge Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

16.       Merger or Consolidation of the Corporation. The Corporation shall not
          ------------------------------------------
merge or consolidate with any other Person, or enter into or effect any reorganization, unless the surviving corporation or other entity resulting from such merger, consolidation or reorganization shall make appropriate provision in connection with such merger, consolidation or reorganization such that (i) the shares of Bridge Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization remain outstanding immediately following such merger, consolidation or reorganization or (ii) the shares of Bridge Preferred Stock outstanding immediately prior to the effective time of such merger, consolidation or reorganization shall be converted into an equivalent number of shares of convertible preferred stock of such surviving corporation or other entity having terms identical to the terms of the Bridge Preferred Stock, except that such shares of convertible preferred stock of such surviving corporation or other entity shall be convertible into securities or other property as provided in subparagraph 5(j).

           IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Paul E. Fulchino, its Chairman, President and CEO, this 21/st/ day of December, 2001.

                                            AVIALL, INC.



                                            By:    /s/ Paul E. Fulchino
                                                   ---------------------------
                                            Name:  Paul E. Fulchino
                                            Title: Chairman, President and CEO

ATTEST:

By:    /s/ Jeffrey J. Murphy
       ----------------------------
Name:  Jeffrey J. Murphy
Title: Senior Vice President, Law & Human Resources,
       Secretary & General Counsel


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